UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, Miami Gardens, Florida 33169

(Address of principal executive offices)                       (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” are to Net Talk.com, Inc., a Florida corporation.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Nettalk.com, Inc. announced that Guillermo (Bill) Rodriguez, Chief Financial Officer and Director elected to retire, effective April 30, 2013. Mr. Rodriguez has agreed to devote necessary time to ensure a seamless transition. Mr. Rodriguez’s resignation did not arise from a disagreement with Net Talk.com, Inc. on any matter relating to the operations, policies or practices of Net Talk.com, Inc.

Effective September 23, 2013, Michael C. Humphreys, CPA, was appointed as the Controller and Interim Chief Financial Officer of Net Talk.com, Inc., replacing Mr. Rodriguez. Mr. Humphreys brings with him more than 20 years' experience gained in the construction, development and real estate industries. He is responsible for our financial reporting to the Securities and Exchange Commission, as well as our accounting and finance functions. Mr. Humphreys is a certified public accountant and earned his Bachelor’s and Master's Degrees in Accounting at Florida International University in Miami, Florida. Mr. Humphreys also earned a Bachelor's Degree in Economics from York University, Toronto Canada. Prior to joining the Company, Mr. Humphreys was self-employed as a consultant to a large publicly traded real estate company from January 2012 to September 2013. Prior to that, Mr. Humphreys held various auditing, accounting and finance roles with Avatar Properties Inc. where he worked from March 1987 to December 2011. He is experienced in Securities and Exchange Commission reporting, accounting, effective internal control systems, and acquisitions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	President/Chief Executive Officer
Dated:	September 24, 2013